UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

December 10, 2013

Finisar Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-27999	94-3038428
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1389 Moffett Park Drive

Sunnyvale, CA 94089

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(408) 548-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On December 10, 2013, Finisar Corporation, a Delaware corporation (the “Company”), entered into a purchase agreement (the “Purchase Agreement”) with Merrill, Lynch, Pierce, Fenner & Smith Incorporated, as the initial purchaser (the “Initial Purchaser”), pursuant to which the Company has agreed to issue and sell, and the Initial Purchaser has agreed to purchase, $225 million aggregate principal amount of 0.50% Convertible Senior Notes due 2033 (the “Notes”) for resale to qualified institutional buyers in the United States pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”), afforded by Rule 144A under the Act. Pursuant to the Purchase Agreement, the Company also granted the Initial Purchaser an option to purchase up to an additional $33.75 million aggregate principal amount of the Notes solely to cover over-allotments, if any.

The Purchase Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions whereby the Company and the Initial Purchaser have agreed to indemnify each other against certain liabilities. The offering of the Notes is expected to close on December 16, 2013, subject to satisfaction of customary closing conditions.

On December 10, 2013, the Company issued a press release announcing the pricing of the Notes. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference in this Item 8.01.

Item 9.01 Financial Statements and Exhibits

(d)                                 Exhibits

Exhibit No.	Description
99.1	Press Release of Finisar Corporation dated December 10, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 10, 2013

Finisar Corporation

	By:	/s/ Christopher E. Brown
Christopher E. Brown
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Finisar Corporation dated December 10, 2013